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                                                                   EXHIBIT 10.21

                              MANAGEMENT AGREEMENT



BETWEEN: FINANCIAL INFORMATION CONSULTING SERVICES GROUP, a Belgian naamloze vennootschap with registered office at 87 Excelsiorlaan, 1930 Zaventern, Belgium and registered with the Registry of Commerce of Brussels under number 515.450, hereafter, the "Company";

AND: Michel Akkermans, residing at 3040 Huldenberg, Eygenstraat 33, and PAMICA NV with registered office at 3040 Huldenberg, Eygenstraat 33, Belgium and registered with the Registry of Commerce of Leuven under number 84.728, hereafter, the "Directors";



IT HAS BEEN AGREED AS FOLLOWS:

Article 1.

The Company has entrusted daily management of the Company to the Directors.
The Company cannot entrust daily management to any other person during the Term of this Agreement without the agreement of the Directors.

Article 2.

For the services mentioned above, the Company pays to the Directors an on target remuneration of 15 Million BEF for 1999. This is split into a fixed part of 60%, 9 Million BEF and a variable part which amounts to 6 Million BEF on target. The criteria for the exact determination of this variable part will be established by the board of directors. The on target remuneration will be automatically adjusted for inflation on an annual basis.

The total remuneration and other conditions of the management agreement can be reviewed by the board of directors.

The split of the remuneration between the Directors, will be communicated to the company by the Directors.

For 1998, a remuneration of 12 Million BEF is due.

The Directors will benefit from the normal fringe benefits (e.g. a company car). All expenses which the Directors make on behalf of the company will be re-imbursed.

Article 3.

3.1. The Directors agree during the term of this Agreement, and for a period of two years after its termination:

       (i) not be involved directly or indirectly in whatever capacity in any business which competes with the activities of the Company in the countries of the European Union and the United States of America;

       (ii) not to solicit or try to solicit customers for goods or services of a similar nature as those of the Company from any person, firm or corporation which was a customer of the